Exhibit 99

Acadia Healthcare Reports Third Quarter 2019 Revenue of $777.3 Million, EPS of $0.48 and Adjusted EPS of $0.52

Company Updates 2019 Guidance

FRANKLIN, Tenn.--(BUSINESS WIRE)--November 5, 2019--Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the third quarter and nine months ended September 30, 2019. Revenue was $777.3 million for the third quarter, up 2.1% from $760.9 million for the third quarter of 2018. Net income attributable to Acadia stockholders for the third quarter of 2019 was $42.6 million, or $0.48 per diluted share, compared with $46.2 million, or $0.53 per diluted share, for the third quarter of 2018. Results for the third quarter of 2019 include transaction-related expenses of $5.8 million and the income tax effect of adjustments to income of $2.4 million based on a tax rate of 16.7%. Adjusted income attributable to Acadia stockholders per diluted share (“adjusted EPS”) was $0.52 for the third quarter of 2019. Results for the third quarter of 2018 included transaction-related expenses of $2.4 million and the income tax effect of adjustments to income of $0.4 million based on a tax rate of 16.0%. A reconciliation of all non-GAAP financial results in this release appears beginning on page 7.

For the third quarter of 2019, Acadia’s total same facility revenue increased 4.6% compared with the third quarter of 2018, including a 1.1% increase in patient days and a 3.5% increase in revenue per patient day. Total same facility EBITDA margin decreased 100 basis points to 22.9%. U.S. same facility revenue increased 4.9%, including a 2.8% increase in patient days and a 2.0% increase in revenue per patient day. U.S. same facility EBITDA margin decreased 140 basis points to 25.9%. For the U.K. operations, same facility revenue was up 4.0% for the third quarter of 2019 from the third quarter last year, reflecting a 5.1% increase in revenue per patient day offset by a 1.1% decrease in patient days. U.K. same facility EBITDA margin declined 30 basis points to 16.7%. Acadia’s consolidated adjusted EBITDA for the third quarter of 2019 was $146.6 million, compared with $148.9 million for the third quarter of 2018.

Debbie Osteen, Chief Executive Officer of Acadia Healthcare Company, remarked, “During the third quarter of 2019, certain of our U.S. facilities faced operational issues that negatively affected U.S. EBITDA margin. We believe these operational issues are temporary. Our U.K. facilities performed as expected, and we were pleased to see continuing stability in our operating trends. During the quarter, we continued to work through the initiatives identified during our strategic review earlier this year to improve operational efficiencies throughout our operations. At this time, we expect to achieve our goal of $20 to $25 million in cost savings by the end of 2020. Going forward, we will remain focused on these objectives, while we continue to honor our commitment to deliver the highest quality of patient care.

“During the third quarter, we added 82 beds to Acadia’s operations, supporting our growth initiatives focused on both bed expansion opportunities and additional service offerings. For the first nine months of the year, we added 414 beds to existing and new facilities, and we expect to add approximately 650 beds for 2019, exclusive of acquisitions,” added Osteen.

Acadia today updated its financial guidance for 2019, consistent with the Company’s performance for the first nine months of 2019 and its expectations for the fourth quarter of the year, as follows:

  Revenue for 2019 in a range of $3.10 billion to $3.125 billion;
  Adjusted EBITDA for 2019 in a range of $584 million to $589 million; and
  Adjusted earnings per diluted share for 2019 in a range of $2.00 to $2.05.

The Company’s guidance does not include the impact of any future acquisitions or transaction-related expenses.

EBITDA is defined as net income adjusted for net income attributable to noncontrolling interests, provision for income taxes, net interest expense and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for equity-based compensation expense, transaction-related expenses and debt extinguishment costs. Adjusted income is defined as net income adjusted for transaction-related expenses, tax reform impact, debt extinguishment costs and income tax effect of adjustments to income.

Acadia will hold a conference call to discuss its third quarter financial results at 9:00 a.m. Eastern Time on Wednesday, November 6, 2019. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The webcast of the conference call will be available through November 20, 2019.

Risk Factors

This news release contains forward-looking statements. Generally, words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this news release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) potential difficulties operating our business in light of political and economic instability in the U.K. and globally relating to the U.K.’s departure from the European Union; (ii) the impact of fluctuations in foreign exchange rates, including the devaluation of the British Pound Sterling (GBP) relative to the U.S. Dollar (USD); (iii) potential difficulties in successfully integrating the operations of acquired facilities or realizing the expected benefits and synergies of our acquisitions, joint ventures and de novo transactions; (iv) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (v) potential reductions in payments received by Acadia from government and third-party payors; (vi) the occurrence of patient incidents, governmental investigations and adverse regulatory actions, which could adversely affect the price of our common stock and result in substantial payments and incremental regulatory burdens; (vii) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; and (viii) potential operating difficulties, labor costs, client preferences, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategies. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

About Acadia

Acadia is a provider of behavioral healthcare services. At September 30, 2019, Acadia operated a network of 589 behavioral healthcare facilities with approximately 18,000 beds in 40 states, the United Kingdom and Puerto Rico. Acadia provides behavioral health and addiction services to its patients in a variety of settings, including inpatient psychiatric hospitals, specialty treatment facilities, residential treatment centers and outpatient clinics.

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(In thousands, except per share amounts)

Revenue	$ 777,251	$ 760,916	$ 2,327,230	$ 2,268,895

Salaries, wages and benefits (including equity-based compensation expense of $4,039, $5,225, $14,322 and $19,273, respectively)	428,601	417,917	1,288,399	1,246,186
Professional fees	62,152	59,509	177,588	166,988
Supplies	30,790	29,461	91,661	88,958
Rents and leases	20,134	19,866	60,860	60,390
Other operating expenses	92,975	90,464	281,517	265,977
Depreciation and amortization	40,620	39,659	122,277	119,360
Interest expense, net	46,644	46,651	143,384	137,706
Debt extinguishment costs	-	-	-	940
Transaction-related expenses	5,775	2,353	15,308	10,008
Total expenses	727,691	705,880	2,180,994	2,096,513
Income before income taxes	49,560	55,036	146,236	172,382
Provision for income taxes	6,837	8,757	25,801	16,339
Net income	42,723	46,279	120,435	156,043
Net income attributable to noncontrolling interests	(157)	(47)	(258)	(156)
Net income attributable to Acadia Healthcare Company, Inc.	$ 42,566	$ 46,232	$ 120,177	$ 155,887

Earnings per share attributable to Acadia Healthcare Company, Inc. stockholders:
Basic	$ 0.49	$ 0.53	$ 1.37	$ 1.79
Diluted	$ 0.48	$ 0.53	$ 1.37	$ 1.78

Weighted-average shares outstanding:
Basic	87,649	87,344	87,591	87,233
Diluted	87,859	87,537	87,805	87,386

Acadia Healthcare Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
	2019	2018
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$ 92,900	$ 50,510
Accounts receivable, net	350,225	318,087
Other current assets	93,788	81,820
Total current assets	536,913	450,417
Property and equipment, net	3,131,419	3,107,766
Goodwill	2,424,241	2,396,412
Intangible assets, net	89,028	88,990
Deferred tax assets	3,371	3,468
Derivative instrument assets	-	60,524
Operating lease right-of-use assets	479,881	-
Other assets	63,272	64,927
Total assets	$ 6,728,125	$ 6,172,504

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$ 41,287	$ 34,112
Accounts payable	131,472	117,740
Accrued salaries and benefits	117,683	113,299
Current portion of operating lease liabilities	28,010	-
Other accrued liabilities	139,754	151,226
Total current liabilities	458,206	416,377
Long-term debt	3,133,635	3,159,375
Deferred tax liabilities	63,154	80,372
Operating lease liabilities	478,894	-
Derivative instrument liabilities	15,896	-
Other liabilities	125,285	154,267
Total liabilities	4,275,070	3,810,391
Redeemable noncontrolling interests	32,364	28,806
Equity:
Common stock	877	874
Additional paid-in capital	2,554,808	2,541,987
Accumulated other comprehensive loss	(507,994)	(462,377)
Retained earnings	373,000	252,823
Total equity	2,420,691	2,333,307
Total liabilities and equity	$ 6,728,125	$ 6,172,504

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2019	2018
	(In thousands)
Operating activities:
Net income	$ 120,435	$ 156,043
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	122,277	119,360
Amortization of debt issuance costs	8,926	7,763
Equity-based compensation expense	14,322	19,273
Deferred income taxes	5,150	(1,738)
Debt extinguishment costs	-	940
Other	4,444	3,025
Change in operating assets and liabilities:
Accounts receivable, net	(32,956)	(43,252)
Other current assets	(3,912)	3,021
Other assets	530	3,868
Accounts payable and other accrued liabilities	(35,610)	9,230
Accrued salaries and benefits	4,813	11,049
Other liabilities	5,110	149
Net cash provided by continuing operating activities	213,529	288,731
Net cash used in discontinued operating activities	-	(2,548)
Net cash provided by operating activities	213,529	286,183

Investing activities:
Cash paid for acquisitions, net of cash acquired	(44,900)	-
Cash paid for capital expenditures	(202,722)	(249,989)
Cash paid for real estate acquisitions	(6,976)	(9,391)
Settlement of foreign currency derivatives	105,008	-
Other	12,398	(3,114)
Net cash used in investing activities	(137,192)	(262,494)

Financing activities:
Borrowings on revolving credit facility	76,573	-
Principal payments on revolving credit facility	(76,573)	-
Principal payments on long-term debt	(24,738)	(31,492)
Common stock withheld for minimum statutory taxes, net	(1,498)	(2,272)
Other	(5,923)	(6,973)
Net cash used in financing activities	(32,159)	(40,737)

Effect of exchange rate changes on cash	(1,788)	(1,314)

Net increase (decrease) in cash and cash equivalents	42,390	(18,362)
Cash and cash equivalents at beginning of the period	50,510	67,290
Cash and cash equivalents at end of the period	$ 92,900	$ 48,928

Effect of acquisitions:
Assets acquired, excluding cash	$ 48,594	$ -
Liabilities assumed	(3,694)	-
Cash paid for acquisitions, net of cash acquired	$ 44,900	$ -

Acadia Healthcare Company, Inc.
Operating Statistics
(Unaudited, Revenue in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	% Change	2019	2018	% Change
Same Facility Results (a,c)
Revenue	$ 741,976	$ 709,474	4.6%	$ 2,214,660	$ 2,103,372	5.3%
Patient Days	1,151,793	1,139,501	1.1%	3,414,315	3,351,815	1.9%
Admissions	45,655	43,763	4.3%	133,143	127,463	4.5%
Average Length of Stay (b)	25.2	26.0	-3.1%	25.6	26.3	-2.5%
Revenue per Patient Day	$ 644	$ 623	3.5%	$ 649	$ 628	3.4%
EBITDA margin	22.9%	23.9%	-100 bps	23.4%	24.7%	-130 bps

U.S. Same Facility Results (a)
Revenue	$ 498,076	$ 474,912	4.9%	$ 1,467,618	$ 1,386,457	5.9%
Patient Days	648,767	631,115	2.8%	1,910,839	1,846,748	3.5%
Admissions	43,247	41,318	4.7%	126,062	120,209	4.9%
Average Length of Stay (b)	15.0	15.3	-1.8%	15.2	15.4	-1.3%
Revenue per Patient Day	$ 768	$ 752	2.0%	$ 768	$ 751	2.3%
EBITDA margin	25.9%	27.3%	-140 bps	26.7%	27.2%	-50 bps

U.K. Same Facility Results (a,c)
Revenue	$ 243,900	$ 234,562	4.0%	$ 747,042	$ 716,915	4.2%
Patient Days	503,026	508,386	-1.1%	1,503,476	1,505,067	-0.1%
Admissions	2,408	2,445	-1.5%	7,081	7,254	-2.4%
Average Length of Stay (b)	208.9	207.9	0.5%	212.3	207.5	2.3%
Revenue per Patient Day	$ 485	$ 461	5.1%	$ 497	$ 476	4.3%
EBITDA margin	16.7%	17.0%	-30 bps	17.0%	19.7%	-270 bps

U.S. Facility Results
Revenue	$ 509,383	$ 488,626	4.2%	$ 1,507,156	$ 1,432,501	5.2%
Patient Days	663,969	650,395	2.1%	1,960,749	1,899,050	3.2%
Admissions	44,693	41,614	7.4%	130,098	121,065	7.5%
Average Length of Stay (b)	14.9	15.6	-4.9%	15.1	15.7	-3.9%
Revenue per Patient Day	$ 767	$ 751	2.1%	$ 769	$ 754	1.9%
EBITDA margin	24.9%	26.3%	-140 bps	25.3%	26.2%	-90 bps

U.K. Facility Results (c)
Revenue	$ 267,868	$ 257,650	4.0%	$ 820,074	$ 788,103	4.1%
Patient Days	673,473	681,917	-1.2%	2,009,006	2,024,389	-0.8%
Admissions	2,749	2,752	-0.1%	8,160	8,226	-0.8%
Average Length of Stay (b)	245.0	247.8	-1.1%	246.2	246.1	0.0%
Revenue per Patient Day	$ 398	$ 378	5.3%	$ 408	$ 389	4.9%
EBITDA margin	15.2%	15.0%	20 bps	15.4%	17.5%	-210 bps

Total Facility Results (c)
Revenue	$ 777,251	$ 746,276	4.2%	$ 2,327,230	$ 2,220,604	4.8%
Patient Days	1,337,442	1,332,312	0.4%	3,969,755	3,923,439	1.2%
Admissions	47,442	44,366	6.9%	138,258	129,291	6.9%
Average Length of Stay (b)	28.2	30.0	-6.1%	28.7	30.3	-5.4%
Revenue per Patient Day	$ 581	$ 560	3.8%	$ 586	$ 566	3.6%
EBITDA margin	21.6%	22.4%	-80 bps	21.8%	23.1%	-130 bps

(a) Results for the periods presented exclude the elderly care division of our U.K. operations and certain closed services.
(b) Average length of stay is defined as patient days divided by admissions.
(c) Revenue and revenue per patient day for the three and nine months ended September 30, 2018 is adjusted to reflect the foreign currency exchange rate for the comparable periods of 2019 in order to eliminate the effect of changes in the exchange rate. The exchange rate used in the adjusted revenue and revenue per patient day amounts for the three and nine months ended September 30, 2018 is 1.23 and 1.27, respectively.

Acadia Healthcare Company, Inc.
Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in thousands)

Net income attributable to Acadia Healthcare Company, Inc.	$ 42,566	$ 46,232	$ 120,177	$ 155,887
Net income attributable to noncontrolling interests	157	47	258	156
Provision for income taxes	6,837	8,757	25,801	16,339
Interest expense, net	46,644	46,651	143,384	137,706
Depreciation and amortization	40,620	39,659	122,277	119,360
EBITDA	136,824	141,346	411,897	429,448

Adjustments:
Equity-based compensation expense (a)	4,039	5,225	14,322	19,273
Transaction-related expenses (b)	5,775	2,353	15,308	10,008
Debt extinguishment costs (c)	-	-	-	940
Adjusted EBITDA	$ 146,638	$ 148,924	$ 441,527	$ 459,669

See footnotes on page 9.

Acadia Healthcare Company, Inc.
Reconciliation of Adjusted Income Attributable to Acadia Healthcare Company, Inc. to
Net Income Attributable to Acadia Healthcare Company, Inc.
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in thousands, except per share amounts)

Net income attributable to Acadia Healthcare Company, Inc.	$ 42,566	$ 46,232	$ 120,177	$ 155,887

Adjustments to income:
Transaction-related expenses (b)	5,775	2,353	15,308	10,008
Tax reform impact (d)	-	-	-	(10,472)
Debt extinguishment costs (c)	-	-	-	940
Income tax effect of adjustments to income (e)	(2,371)	(406)	(1,384)	(1,821)
Adjusted income attributable to Acadia Healthcare Company, Inc.	$ 45,970	$ 48,179	$ 134,101	$ 154,542

Weighted-average shares outstanding - diluted	87,859	87,537	87,805	87,386

Adjusted income attributable to Acadia Healthcare Company, Inc. per diluted share	$ 0.52	$ 0.55	$ 1.53	$ 1.77

See footnotes on page 9.

Acadia Healthcare Company, Inc.
Footnotes

We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA, and Adjusted income, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. We define EBITDA as net income adjusted for net income attributable to noncontrolling interests, provision for income taxes, net interest expense and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for equity-based compensation expense, transaction-related expenses and debt extinguishment costs. We define Adjusted income as net income adjusted for transaction-related expenses, tax reform impact, debt extinguishment costs, and income tax effect of adjustments to income.

EBITDA, Adjusted EBITDA, and Adjusted income are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). EBITDA, Adjusted EBITDA, and Adjusted income are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of EBITDA, Adjusted EBITDA, and Adjusted income may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA, and Adjusted income in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present EBITDA, Adjusted EBITDA, and Adjusted income when reporting their results. Our presentation of EBITDA, Adjusted EBITDA, and Adjusted income should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

The Company is not able to provide a reconciliation of projected Adjusted EBITDA and adjusted earnings per diluted share, where provided, to expected results due to the unknown effect, timing and potential significance of transaction-related expenses and the tax effect of such expenses.

(a) Represents the equity-based compensation expense of Acadia.

(b) Represents transaction-related expenses incurred by Acadia primarily related to acquisitions and integration efforts.

(c) Represents debt extinguishment costs recorded in connection with the repricing amendments to the Amended and Restated Credit Agreement in March 2018.

(d) Represents tax benefit related to the enactment of the Tax Cuts and Jobs Act.

(e) Represents the income tax effect of adjustments to income based on tax rates of 16.7% and 16.0% for the three months ended September 30, 2019 and 2018, respectively, and 16.9% and 15.6% for the nine months ended September 30, 2019 and 2018, respectively.

Contacts

Gretchen Hommrich
Director, Investor Relations
(615) 861-6000